Exhibit 10.29

AMENDMENT TO

MANAGEMENT UNIT SUBSCRIPTION AGREEMENT

(Class H Units)

THIS AMENDMENT TO MANAGEMENT UNIT SUBSCRIPTION AGREEMENT (this “Amendment”) is made as of September [    ], 2014, by and between NMH Investment, LLC, a Delaware limited liability company (the “Company”), and the individual named on the signature page hereto (the “Executive”).

WHEREAS, the Company and Executive are party to a Management Unit Subscription Agreement, dated as of [                 , 201    ] (the “Agreement”), pursuant to which the Company issued Class H Units to the Executive. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Agreement.

WHEREAS, pursuant to Section 7.7 of the Agreement, the Company and the Executive desire to amend certain provisions of the Agreement as set forth in this Amendment.

NOW THEREFORE, in consideration of the mutual agreements and covenants made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendment of Section 1.11. Section 1.11 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

LLC Agreement. The term “LLC Agreement” means the Seventh Amended and Restated Limited Liability Company Agreement, dated as of September [    ], 2014, by and among the Company, Vestar and the other Members of the Company a party thereto, as amended from time to time in accordance with the provisions thereof.

2. Amendment of Section 2.5(a) of the Agreement. Section 2.5(a) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(a)	Except as provided in a written employment agreement between the Executive and the Company or any of its Subsidiaries in effect as of September [ ], 2014 (without giving effect to any amendment or modification of any such employment agreement after such date, other than with the prior written consent of the Company), the Class H Units acquired by the Executive shall initially be unvested and shall vest if, and only if, the Executive is, and since the issuance of such Class H Units continuously has been, employed by the Company or any of its Subsidiaries (as defined in the Unit Plan) on the earlier to occur of (i) the consummation of a Sale of the Company and (ii) the occurrence of the MOI Satisfaction Date (as defined below). For purposes of this Agreement, “MOI Satisfaction Date” means the date on which the Multiple of Investment (as defined in the LLC Agreement) first equals or exceeds 1.5.

3. Amendment of Section 2.5(c) of the Agreement. Section 2.5(c) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(c)	Except as provided in a written employment agreement between the Executive and the Company or any of its Subsidiaries in effect as of September [ ], 2014 (without giving effect to any amendment or modification of any such employment agreement after such date, other than with the prior written consent of the Company), if the Executive’s employment with the Company and its Subsidiaries (as defined in the Unit Plan) is terminated for any reason or if the Executive engages in “Competitive Activity” (as defined in Section 6.1 of this Agreement) prior to the date on which all of the Executive’s Class H Units have become Vested Units, each Unvested Unit will automatically be forfeited on the date of such termination or the Activity Date, as applicable, for no consideration and any of the Executive’s rights or interests therein will automatically be terminated and of no further force and effect with no further action required on the part of the Company to affect such forfeiture or termination.

4. Amendment of Section 7.1 of the Agreement. Section 7.1 of the Agreement is hereby amended by deleting the first sentence of such section and replacing it with the following:

The Executive (or the applicable member of the Executive Group if the Executive has transferred Unvested Units to another member of the Executive Group) may not transfer any Unvested Units except to another member of the Executive Group. Prior to the transfer of Units to a Permitted Transferee (other than a transfer subsequent to a Sale of the Company), the Executive (or the applicable member of the Executive Group if the Executive has transferred Unvested Units to another member of the Executive Group) shall deliver to the Company a written agreement of the proposed transferee (a) evidencing such Person’s undertaking to be bound by the terms of this Agreement and (b) acknowledging that the Units transferred to such Person will continue to be Units for purposes of this Agreement in the hands of such Person.

5. Plan Amendment. Executive hereby agrees to execute and deliver Executive’s consent to the amendment and restatement of the Unit Plan as set forth in the NMH Investment, LLC Second Amended and Restated 2006 Unit Plan, and to be bound by the Unit Plan as amended and restated as set forth in the NMH Investment, LLC Second Amended and Restated 2006 Unit Plan.

6. Effectiveness. This Amendment shall become effective only upon and as of the consummation of the initial sale to the public in an underwritten public offering of the common stock of Civitas Solutions, Inc. pursuant to the Form S-1 Registration Statement filed with the Securities and Exchange Commission on May 27, 2014 under the Securities Act of 1933, as amended (an “IPO”), on or prior to December 31, 2014. Notwithstanding any implication herein to the contrary, this Amendment shall automatically be null and void and shall automatically be of no force and effect if an IPO is not consummated on or prior to such date. Subject to the immediately preceding two sentences, pursuant to Section 7.7 of the Agreement, this Amendment shall be effective and binding upon the execution of this Amendment by the Company and the Executive. Upon the effectiveness of this Amendment, any reference in the Agreement to “this Agreement” shall thereafter be deemed to refer to such agreement as hereby amended. Except as specifically amended herein, the parties hereto hereby agree and acknowledge that all of the terms and provisions set forth in the Agreement remain in full force and effect in all respects.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

NMH INVESTMENT, LLC

By:
Name:
Title:

[Executive Name]

Signature Page to Amendment to Management Unit Subscription Agreement (Class H Units)